UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 27, 2015

Planar Systems, Inc.

(Exact name of registrant as specified in its charter)

Oregon	0-23018	93-0835396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1195 NW Compton Drive

Beaverton, Oregon 97006

(Address of principal executive offices, including zip code)

(503) 748-1100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Effective November 27, 2015 (the “Effective Time”), pursuant to the Agreement and Plan of Merger, dated as of August 12, 2015 (the “Merger Agreement”), among Planar Systems, Inc. (the “Company”), Leyard American Corporation (“Parent”), Leopard Acquisition Corporation (“Merger Sub”), and Leyard Optoelectronic Co., Ltd., following the completion of the merger contemplated thereby (the “Merger”), the Company became a wholly owned subsidiary of Parent.

Item 2.01. Completion of Acquisition or Disposition of Assets

Pursuant to the terms of the Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any shareholder, each share of the Company’s common stock, no par value, issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive $6.58 in cash, without interest (the “Merger Consideration”). Upon the Effective Time, holders of the Company’s common stock immediately prior to the Effective Time ceased to have any rights as shareholders of the Company (other than their right to receive the Merger Consideration).

Pursuant to the Merger Agreement, at the Effective Time, each outstanding option to purchase one share of the Company’s common stock was cancelled and the holder thereof became entitled to receive a payment in cash, without interest, equal to the product of the number of shares subject to such option and the excess, if any, of the Merger Consideration over the exercise price of the option. In addition, pursuant to the Merger Agreement, immediately prior to the Effective Time, each outstanding restricted stock unit award and each share of common stock subject to forfeiture became fully vested (and any performance-based vesting conditions were eliminated) with respect to the maximum number of shares underlying such award and the grantee thereof became entitled to receive, as soon as reasonably practicable, an amount in cash equal to the Merger Consideration for each share covered by such award.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference. The information included in Item 5.01 is incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(d) In connection with the completion of the Merger on November 27, 2015, the Company notified the NASDAQ Global Market (“NASDAQ”) of the effectiveness of the Merger. In addition, the Company requested that NASDAQ file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to the common stock of the Company and suspend trading of the Company’s common stock on NASDAQ. As a result, trading in shares of the Company’s common stock on the NASDAQ was suspended as of the close of business on November 27, 2015.

Item 3.03. Material Modification to Rights of Security Holders

The information contained in Item 2.01 and Item 3.01 is incorporated into this Item 3.03 by reference.

Item 5.01. Changes in Control of Registrant

As a result of the Merger, a change of control of the Company occurred and the Company became a wholly owned subsidiary of Parent.

The information contained in Item 2.01 and Item 5.02 below is incorporated into this Item 5.01 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Effective Time, the directors of Merger Sub became the directors of the Company, and all of the former members of the Company’s Board of Directors ceased to be directors of the Company. This change was not a result of any disagreements between the Company and the directors on any matter relating to the Company’s operations, policies or practices.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 27, 2015, in connection with the Merger, the Amended and Restated Articles of Incorporation of the Company and the Second Restated Bylaws of the Company were each amended in their entirety and as so amended became the Amended and Restated Articles of Incorporation of the Company and the Amended and Restated Bylaws of the Company.

Copies of the Amended and Restated Articles of Incorporation of the Company and the Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On November 27, 2015, the Company issued a press release announcing completion of the Merger. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished as part of this report:

Exhibit	Description

2.1	Agreement and Plan of Merger, dated August 12, 2015, by and among Planar Systems, Inc., Leyard American Corporation, Leopard Acquisition Corporation and Leyard Optoelectronic Co., Ltd. (incorporated herein by reference to the corresponding exhibit to the Company’s Current Report on Form 8-K filed with the SEC on August 13, 2015).

3.1	Amended and Restated Articles of Incorporation of Planar Systems, Inc.

3.2	Amended and Restated Bylaws of Planar Systems, Inc.

99.1	Press release of Planar Systems, Inc., dated November 27, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANAR SYSTEMS, INC. (Registrant)

By:	/s/ Stephen M. Going
Stephen M. Going
Senior Vice President, General Counsel and Secretary

Date: December 2, 2015